EXHIBIT 1(e)
                        REGISTRATION RIGHTS AGREEMENT

                            DATED: December 11, 1996

            Reference is made to: (a) that certain Agreement and Plan of Merger (the "BTS Merger Agreement"), dated December 11, 1996 among AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"); BTS ACQUISITION CORP., a Delaware corporation ("Mergerco"); BROADCAST TOWER SITES, INC., a Delaware corporation ("BTS"); SIMANTOV MOSKONA ("Moskona"); and SERGIO LUCIANI ("Luciani"); and (b) that certain Agreement and Plan of Merger (the "Arcadia Merger Agreement"), also dated December 11, 1996 among AUGI; ARCADIA CONSULTING SERVICES, INC., a Delaware corporation ("Arcadia") and SOLON L. KANDEL ("Kandel"). The BTS Merger Agreement and the Arcadia Merger Agreement are hereinafter collectively referred to as the "Merger Agreements." Moskona, Luciani and Kandel are hereinafter individually referred to as a "Stockholder" and collectively as the "Stockholders."

      In order to induce Moskona and Luciani to enter into the BTS Merger Agreement and to induce Kandel to enter into the Arcadia Merger Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of AUGI and the Stockholders do hereby agree as follows:

      1. Certain Defined Term. For purposes of this Agreement, the term "Registrable Securities" shall mean and include the individual or collective reference to: (i) the 507,246 shares of AUGI Common Stock issued to Moskona and Luciani upon consummation of the merger (the "BTS Merger") described in the BTS Merger Agreement and designated therein as the "AUGI Merger Stock"; (ii) the 192,754 shares of AUGI Common Stock to be issued to Kandel upon consummation of the merger (the "Arcadia Merger") described in the Arcadia Merger Agreement and designated therein as the "AUGI Merger Stock"; and (iii) all additional shares of AUGI Common Stock issuable to the Stockholders upon the vesting and permitted exercise of options to purchase shares of AUGI Common Stock granted to such Stockholders pursuant to their respective employment agreements entered into in connection with the consummation of the BTS Merger and Arcadia Merger, respectively (the "AUGI Option Stock").

      Unless otherwise expressly defined herein, all capitalized terms used in this Registration Rights Agreement shall have the same meaning as is defined in the BTS Merger Agreement.

      As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:

                        (A) a registration statement with respect to the sale of
                  such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
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                        (B) all of such securities may be sold under Rule 144
                  (or any successor provision) during any three-month period under the Securities Act,

                        (C) such securities shall have been otherwise
                  transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by AUGI in accordance with applicable law,

                        (D) such securities shall have ceased to be outstanding,
                  or

                        (E) a Stockholder shall have been offered the
                  opportunity to have all of such Stockholder's Registrable Securities sold pursuant to two or more such Registration Statements (singly or in the aggregate), the effective dates of at least two of such registration statements being not less than six (6) months apart, but has elected not to cause such Registrable Securities to be covered thereby.

      1A. General. Notwithstanding any other provision of this Agreement, in no event shall any underwriter cutback provisions contained herein (i) apply to the 82,884 shares of AUGI Common Stock issuable to Kandel on the Closing Date of the Arcadia Merger, or (ii) reduce or otherwise limit the ability of any of the Stockholders to sell the maximum number of shares of AUGI Common Stock which they are permitted to sell during any three-month period pursuant to Section 2(d) hereof; it being understood that AUGI shall have effected, pursuant to
Section 2(a) hereof of the maximum number of shares which all Stockholders are permitted to sell during each three-month period referred to in such Section 2(d) no later than the first day of each such three-month period.

      2. Demand Registration Rights.

            (a) Filing of Demand Registration Statement. As soon as reasonably practicable following the Closing Date of the BTS Merger and the date of execution of the Arcadia Merger Agreement, AUGI shall file a Registration Statement under the Securities Act, on a registration statement form then available to AUGI and the Stockholders for such purpose (the "Demand Registration Statement"), to register for sale by the Stockholders all (and not less than all) of the AUGI Merger Stock. AUGI shall use its best efforts to cause such Demand Registration Statement to be declared effective by the Securities and Exchange Commission (the "Commission") on a date which shall be not later than June 30, 1997. In such connection, AUGI shall (i) promptly file all amendments to the Demand Registration Statement in response to all letters of comments and other correspondence from the Commission, and (ii) at AUGI's sole expense, shall bear all costs of registering the AUGI Merger Stock and other securities included therein, including all filing fees, professional fees of counsel and auditors to AUGI, printing fees, blue sky fees and expenses, fees of underwriters and underwriters' counsel, printing costs and the like; provided, that the Stockholders shall be solely responsible to pay all fees and expenses of legal counsel and accountants engaged by the Stockholders, commissions incurred in connection with the sale of AUGI Merger Stock, and all income, capital gains and related taxes in connection with the sale of any such AUGI Merger Stock.


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            (b) Primary and Secondary Offerings. Notwithstanding anything to the contrary, express or implied contained herein, the Stockholders hereby agree that the Demand Registration Statement may include therein other AUGI securities (including AUGI Common Stock) which AUGI shall be registering, either for its own account, and/or for the account of other AUGI securityholders, in addition to the Stockholders (collectively, with the Stockholders, the "AUGI Registrants").

            (c) Underwritten Offerings; Underwriters' Cutback. AUGI may, at its sole and exclusive option, select one or more investment banker(s) acceptable to AUGI, to manage and underwrite one or more offerings of AUGI securities, including the AUGI Merger Stock, covered by any Demand Registration Statement contemplated hereby. AUGI agrees to use its best efforts to cause a Demand Registration Statement in respect of the AUGI Merger Stock to remain current for a period of at least twenty four (24) months from the effective date of the Arcadia Merger, and, in such connection, shall file such post-effective amendments to the Demand Registration Statement or additional Demand Registration Statements as shall be required by the applicable rules and regulations of the Commission to enable the Stockholders (subject at all times to the restrictions contained in Section 2(d) hereof) to effect sales and distributions from time to time during such twenty-four (24) month period of their AUGI Merger Stock pursuant thereto. Notwithstanding the foregoing, if the managing underwriter for any offering of Registrable Securities effected pursuant to Section 2 of this Agreement shall determine in good faith and advise AUGI and the AUGI Registrants in writing that the inclusion in any registration effected pursuant to this Agreement of some or all of the Registrable Securities and/or other securities sought to be registered for AUGI Registrants creates a substantial risk that the proceeds or the price per share that AUGI and/or such AUGI Registrants will derive from such offering will be reduced or that the number of securities to be registered (including those sought to be registered at the instance of AUGI and/or such AUGI Registrants as well as those sought to be registered by the Stockholders holding Registrable Securities) is too large a number to be reasonably sold, AUGI will include in such registration to the extent which AUGI is so advised they can be sold in such offering (the "Maximum Number"), at the option of AUGI, either (i) the number of securities sought to be registered by each seller (which term shall include each AUGI Registrant, as well as the Stockholders holding Registrable Securities) reduced pro rata among such sellers in proportion to the number of securities sought to be registered by all such sellers or, (ii) (A) first, securities to be registered at the instance of AUGI, if any, and (B) second, if the number of securities to be registered under clause (A) is less than the Maximum Number, securities to be registered by all other sellers pro rata as aforesaid.

            (d) Lock-Up Agreement. Notwithstanding anything to the contrary in this Agreement, each of the Stockholders does hereby covenant and agree that all Registrable Securities now or hereafter owned of record by him which shall be registered under the Securities Act of 1933, as amended, pursuant to a Demand Registration contemplated by this Section 2 or a Piggyback Registration contemplated by Section 3 below:

                  (i) may not be sold, transferred or otherwise subject to any public distribution for a period of twelve (12) consecutive months from the Closing Date of the BTS Merger (the "Initial Twelve Month Period"); and


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                  (ii) thereafter shall be limited, in each consecutive
                  quarterly period of three (3) months each, commencing after the expiration of the Initial Twelve Month Period, to the sale, transfer or other public distribution of an aggregate amount of Registrable Securities owned of record by each such Stockholder which shall not exceed ten (10%) percent of the aggregate number of shares of AUGI Merger Stock owned of record by such Stockholder;

provided, that the foregoing lockup restrictions shall not be applicable to an aggregate of up to 82,884 shares of AUGI Merger Stock issuable to Kandel on the Closing Date of the Arcadia Merger pursuant to the terms of the Arcadia Merger Agreement; which shares of AUGI Merger Stock may be immediately sold by Kandel pursuant to such Demand Registration Statement or otherwise.

            The lockup restrictions set forth in this Section 2(d) are a material element of the consideration paid by AUGI pursuant to the Merger Agreements. Accordingly, except for certificates evidencing 82,884 shares of AUGI Merger Stock issuable to Kandel on the Closing Date of the Arcadia Merger,
(i) AUGI shall have the right to provide its transfer agent with appropriate "stop transfer" instructions, and (ii) all certificates issued to the Stockholders evidencing the AUGI Merger Stock shall (in addition to any other legends required pursuant to this Agreement or other Transaction Documents) contain the following legend:

            "THE SALE, TRANSFER, HYPOTHECATION OR ASSIGNMENT OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS PURSUANT TO THE TERMS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT BETWEEN THE CORPORATION AND THE RECORD HOLDER OF THIS CERTIFICATE; A COPY OF WHICH AGREEMENT IS ON FILE AT THE OFFICES OF THE CORPORATION."

            The lockup restrictions set forth in this Section 2(d) shall expire and be of no further force or effect on a date which shall be twenty-four (24) months from the effective date of the BTS Merger.

            (e) Contemporaneous Piggyback Registrations. Notwithstanding anything to the contrary in this Agreement, the Stockholders may not require any Demand Registration within 120 days of any opportunity to participate in any Piggyback Registration contemplated by Section 3 below.

            (f) AUGI Option Stock. AUGI shall promptly register on a Form S-8 Registration Statement or other applicable registration statement all (i) AUGI Options to the extent the same shall have vested and are exercisable in accordance with their terms, and (ii) AUGI Option Stock issued or issuable to the Stockholders upon exercise of AUGI stock options, and the Stockholders shall have the right to include any shares of AUGI Option Stock issued upon exercise of any stock option in a Registration Statement filed pursuant to Sections 2 or 3 hereof, for purposes of resale.


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

      3. Piggyback Registration Rights.

            (a) In addition to and not in limitation of the rights specified in
Section 2 above, if, at any time on or after the date of this Agreement, AUGI proposes to register any of its equity securities under the Securities Act of 1933, as amended (the "Securities Act"), on a registration statement on Form S-1, Form S-2, Form S-3, or an equivalent general registration form then in effect (a "Registration Statement"), whether in whole or in part for purposes of a sale by any stockholder of AUGI (other than the Stockholders) of such equity securities for such person's (each such person, an "AUGI Registrant") own account, on each such occasion AUGI shall give prompt written notice of its intention to do so to the Stockholders.

                  (i) Upon the written request of the Stockholders, given within fifteen (15) days following the receipt of any such written notice (which request shall specify the Registrable Securities intended to be disposed of by such Stockholder and the intended method of distribution thereof), AUGI will use its best efforts to include in such registration statement any or all of the Registrable Securities then owned by such Stockholder requesting such registration to the extent necessary to permit the sale or other disposition of the shares constituting Registrable Securities to be so registered, but only to the extent of a number of shares of AUGI Common Stock such that the Stockholders are able to sell shares of Registrable Securities but

                        (x) in the case of an underwritten public offering,
                  subject to such "underwriter cutbacks" described in Section 3(b) of this Agreement, as the applicable underwriter may determine in good faith, and

                        (y) in the case of any other offering, on a proportional
                  basis with AUGI and/or such other AUGI Registrants intending to sell shares pursuant to such registration statement

(each such effort to include Registrable Shares under such a Registration Statement pursuant to this Section 3 is sometimes hereinafter referred to as a "Piggyback Registration").

                  (ii) The Stockholders shall have the right to withdraw a request to include Registrable Securities in any registration statement filed pursuant to this Section 3(a) by giving written notice to AUGI of his election to withdraw such request at least five (5) days prior to the proposed filing date of such registration statement.

            (b) If the managing underwriter for any offering of Registrable Securities effected pursuant to Section 3(a) of this Agreement shall determine in good faith and advise AUGI and/or the AUGI Registrants and the Stockholders holding Registrable Securities in writing that the inclusion in any registration effected pursuant to this Agreement of some or all of the Registrable Securities sought to be registered creates a substantial risk that the proceeds or the price per share that AUGI and/or such AUGI Registrants will derive from such offering will be reduced or that the number of securities to be registered (including those sought to be registered at the instance of AUGI and/or such AUGI Registrants as well as those sought to be registered by the Stockholders holding Registrable Securities) is too large a number to be reasonably sold, AUGI will include in such registration to the extent which AUGI is so advised


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

they can be sold in such offering (the "Maximum Number"), at the option of AUGI, either (i) the number of securities sought to be registered by each seller (which term shall include each AUGI Registrant, as well as the Stockholders holding Registrable Securities) reduced pro rata among such sellers in proportion to the number of securities sought to be registered by all such sellers or, (ii) (A) first, securities to be registered at the instance of AUGI, if any, and (B) second, if the number of securities to be registered under clause (A) is less than the Maximum Number, securities to be registered by all other sellers pro rata as aforesaid.

      4. Restrictive Legend. Until a Registration Statement (whether a Piggyback Registration, a Demand Registration, or otherwise) has become effective under the Securities Act covering every share issued to the Stockholders pursuant to the BTS Merger and/or Arcadia Merger (whether or not subsequently transferred) and such shares are disposed of pursuant to such effective Registration Statement, each certificate representing each such share of AUGI Common Stock issued to the Stockholders pursuant to the Arcadia Merger and/or the BTS Merger which has not been covered by and disposed of pursuant to such an effective Registration Statement, and all certificates and instruments issued in transfer thereof, shall be endorsed with the substantially the following restrictive legend:

            "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IF REGISTERED UNDER APPLICABLE FEDERAL OR STATE BLUE SKY OR SECURITIES LAWS OR ANY EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE, ALL IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER OF SUCH SHARES. A COPY OF WHICH IS AVAILABLE FROM THE COMPANY UPON REQUEST."

Upon the effectiveness of any such Registration Statement and in connection with the disposition of shares pursuant thereto, AUGI shall, upon the request of any Stockholder, issue upon the direction of such Stockholder a replacement certificate with regard to any shares covered by such Registration Statement and being disposed of pursuant thereto, which certificate shall be without such legend, in exchange for any such legended certificate.

      5. Registration Statements and Prospectus'. AUGI shall furnish to the Stockholders, at the Company's expense, such number of copies of the Registration Statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such Stockholder may reasonably request in order to facilitate the public offering of the Registrable Securities pursuant to this Agreement.

      6. Blue Sky Laws. AUGI shall promptly, at AUGI's expense, use its reasonable efforts to register or qualify the Registrable Securities covered by any Registration Statement filed pursuant to this Agreement under such state securities or blue sky laws of such jurisdictions


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

as such Stockholder participating in such registration may reasonably request, except that AUGI shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

      7. Miscellaneous.

            (a) AUGI shall notify the Stockholders, promptly after it shall receive notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.

            (b) AUGI shall advise the Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for the purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. AUGI's obligations to cause said Registration Statements to become effective, and to otherwise comply with the terms and conditions of this Agreement, shall be limited to performance on a "best efforts" basis. The Stockholders, in turn, shall be obligated to utilize their best efforts to facilitate the completion and effectiveness of any Registration Statement pursuant hereto including, without limitation, furnishing customary information (for inclusion in any such Registration Statement and for due diligence purposes in connection therewith), undertakings, and agreements (including, without limitation, customary indemnifications of underwriters) in connection therewith.

            (c) AUGI agrees to bear (i) all SEC registration and filing fees,
(ii) printing and mailing expenses, fees and disbursements of counsel and accountants for AUGI and the underwriters and all expenses and fees incident to an application for listing the shares of AUGI Common Stock on The Nasdaq National Market, (iii) NASD filing fees and expenses incurred by any person or entity in connection therewith, and (iv) legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which such Registrable Securities are to be registered or qualified.

            (d) The Stockholders agree to bear all discounts, commissions and fees of any such underwriters, brokers and dealers incurred with respect to the distribution of such Registrable Securities, and the fees and disbursements of counsel, if any, which may be selected by the Stockholders.

            (e) AUGI hereby agrees to indemnify and hold harmless the Stockholders from and against, and agrees to reimburse such Stockholder with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Stockholder may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein, or any amendment or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that AUGI shall not be liable in any such case to the extent that any such claim, action, demand,


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loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Stockholder for use in the preparation thereof; provided further, however, that this indemnity is subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the final prospectus, such indemnity shall not inure to the benefit of any Stockholder if a copy of the final prospectus was not furnished to the person asserting the claim, action, demand, loss, damage or liability.

            (f) The Stockholders hereby agrees to indemnify and hold harmless AUGI, its officers, directors, legal counsel and accountant and each person or entity who controls AUGI within the meaning of the Securities Act, from and against, and agrees to reimburse AUGI, its officers, directors, legal counsel, accountants and controlling persons or entities with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which AUGI, its officers, directors, legal counsel, accountants or such controlling persons or entities, may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished in writing by such Stockholder for use in the preparation thereof.

            (g) If any claim shall be asserted against any person or entity (an "Indemnified Person") for which such person or entity intends to seek indemnification pursuant to Section 7(e) or (f), as the case may be, such Indemnified Person shall give prompt written notice to AUGI or the Stockholders, as the case may be, of the nature of such claim, but the failure to give such notice shall not relieve AUGI or the Stockholders, as the case may be, of their obligations under this Section 7 unless it or they have been prejudiced substantially thereby. AUGI or the Stockholders (whichever is not the Indemnified Person in the particular instance) shall have the exclusive right to conduct, at their expense, through counsel of its or their own choosing, which counsel is approved by the Indemnified Person (which approval may not be unreasonably withheld), the defense of any such claim, and may compromise or settle such claims with the prior consent of AUGI or the Stockholders (which consent shall not be unreasonably withheld).

            (h) THIS AGREEMENT SHALL BE CONSTRUED (BOTH AS TO VALIDITY AND PERFORMANCE) AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

            (i) In the event of any dispute concerning the interpretation or application of this Agreement, the same shall be resolved by final and binding arbitration in accordance with the procedures set forth in the BTS Merger Agreement; provided, that in the event of any actual or threatened violation by AUGI or the Stockholders or their respective covenants and


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agreements contained herein, for which the other party or parties hereto shall have no adequate remedy at law, the actual or alleged injured party or parties shall have the right to apply to, and obtain from, any court of competent jurisdiction such injunctive relief, specific performance or other equitable remedy as such court may award in the circumstances.

            IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of each party hereto on the date set forth above.

                                        AMERICAN UNITED GLOBAL, INC.


                                        By: [ILLEGIBLE]
                                           -------------------------------------
                                           Name:
                                           Title:

                                        The STOCKHOLDERS

                                        /s/ Simantov Moskona
                                        ----------------------------------------
                                                    Simantov Moskona

                                        /s/ Sergio Luciani
                                        ----------------------------------------
                                                    Sergio Luciani

                                        /s/ Solon L. Kandel
                                        ----------------------------------------
                                                    Solon L. Kandel


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